Exhibit 10.24

THE WESTERN UNION COMPANY

RESTRICTED STOCK AWARD AGREEMENT — TERMS AND CONDITIONS

1. Pursuant to The Western Union Company 2006 Long-Term Incentive Plan (the “Plan”), The Western Union Company (the “Company”) hereby grants to you (the “Executive”) as of the grant date specified on your Restricted Stock Award Notice (which forms part of this Agreement) (the “Grant Date”), the number of shares of the Company’s common stock specified on the Restricted Stock Award Notice (the “Shares”), subject to the conditions and restrictions set forth in this Agreement. The number of Shares may be adjusted pursuant to paragraph 9 below.

2. The terms of the Plan are hereby incorporated in this Agreement by reference and made a part hereof. Any capitalized terms used within this Agreement that are not defined herein shall have the meaning set forth in the Plan.

3. Subject to the other provisions of this Agreement and the terms of the Plan, on and after the third anniversary of the Grant Date, all restrictions on Executive’s ownership and control of all (100%) the Shares shall lapse and Executive may hold, assign, pledge, sell, or transfer all of the Shares in Executive’s discretion. Subject to the other provisions of this Agreement and the terms of the Plan, no Shares shall vest prior to the third anniversary of the Grant Date.

Notwithstanding any other provision of the Plan or this Agreement, in order for the restrictions on this award to lapse, you must execute and return to the Company an updated, lawful restrictive covenant agreement if requested by the Company prior to vesting. Failure to execute such an agreement prior to vesting will cause the Shares subject to your Award to continue to be subject to restrictions on ownership and control.

4. The Company may, in its sole direction, withhold and/or sell Shares at such times and in such amounts without order or instruction from the Executive as may be necessary in the Company’s judgment to cover taxes, withholding obligations, securities fees, or other costs, charges, or fees associated with the grant, vesting, transfer, or other aspects of the Shares. Executive unconditionally consents to and approves all such actions taken by the Company. Executive (or any beneficiary or person entitled to act) shall provide the Company with any forms, documents or other information reasonably required by the Company.

5. Other than as provided in Paragraph 3 above, the Shares may not be sold, assigned, transferred, pledged, or otherwise disposed of, except by will or the laws of descent and distribution, or otherwise as provided by the Plan. If Executive or anyone claiming under or through Executive attempts to make any such sale, transfer, assignment, pledge or other disposition of Shares in violation of this Paragraph 5, such attempted violation shall be null, void, and without effect.

6. Executive will forfeit Executive’s right to the Shares if Executive’s continuous employment with the Company, a Subsidiary or an Affiliate (as such terms are defined in the Plan) terminates for any reason (except solely by reason of a period of Related Employment, as defined in the Plan, or as set forth in paragraph 7) before the restrictions applicable to those Shares have lapsed.

7.

(a) If Executive’s employment with or service to the Company, a Subsidiary or an Affiliate is terminated effective November 30, 2008 (a “November 30, 2008 Termination”) in accordance with the provisions of subsection 4(a) of the Employment Agreement entered into as of September 30, 2006 between Western Union LLC, the Company and the Executive (the “Employment Agreement”), all of the Shares covered by this Agreement shall vest on March 1, 2008, subject to Executive not having been terminated for “Cause” (as defined in the Employment Agreement), death, “Disability” (as defined in the Employment Agreement), or in connection with a Change in Control between the “February 2008 Termination Election” (as defined in the Employment Agreement) and November 30, 2008, and further subject to the Executive’s execution of an Agreement and Release in accordance with the provisions of the Employment Agreement. If Executive’s employment is terminated for Cause or on account of death or Disability between the February 2008 Termination Election and November 30, 2008, or if Executive fails to execute an Agreement and Release as required by the Employment Agreement, all of the Shares shall be forfeited.

(b) If Executive’s employment with or service to the Company, a Subsidiary or an Affiliate is terminated in accordance with subsection 4(b) of the Employment Agreement, all of the Shares covered by this Agreement shall vest on the date of the Executive’s termination of employment, subject to Executive not having previously been terminated for “Cause” (as defined in the Employment Agreement), death, “Disability” (as defined in the Employment Agreement), or in connection with a Change in Control, and further subject to the Executive’s execution of an Agreement and Release in accordance with the provisions of Section 4 of the Employment Agreement. If Executive fails to execute an Agreement and Release as required by the Employment Agreement, all of the Shares shall be forfeited.

(c) If Executive dies or becomes disabled (as defined in the Plan) during a period of continuous employment with the Company, a Subsidiary or an Affiliate and during the restricted period, and if such death or disability is not subject to the provisions of subsection 7(a), Executive shall immediately vest as of the date of such termination of employment in any then-restricted Shares. Executive shall not vest in any then-restricted Shares by reason of Retirement (as defined in the Plan).

8. Before the restrictions applicable to the Shares have lapsed, Executive (and any person succeeding to Executive’s rights pursuant to the Plan) will have ownership of the Shares, including the right to vote the Shares and to receive dividends or other distributions made or paid with respect to such Shares. Regular cash dividends made or paid with respect to the Shares shall accrue during the restricted period set forth in this Agreement and be paid in cash upon lapse of the restrictions; provided, however, that if the Company adopts a shareholder-wide dividend reinvestment program during the restricted period, the Committee may direct that dividends which are made or paid with respect to the Shares after the date of adoption of such program be replaced with additional Restricted Stock Awards with a Fair Market Value equal to such dividends and which shall be subject to the same terms as this Agreement (in lieu of crediting Executive with any fractional Shares, the Company may direct that amounts equal to the fair market value of any such fractional Shares accrue during the restricted period and be paid in cash upon lapse of the restrictions). The indicia of ownership of the Shares issued to Executive in this Award shall be held by the Company or its authorized representative during the period restrictions apply to the Shares. The Company may require Executive to provide a stock power or other instrument of assignment (including a power of attorney) endorsed in blank, with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Shares in the event such Shares are forfeited in whole or in part. Unless Executive’s right to the Shares has been forfeited, the Shares will be released to Executive (or to any person succeeding to Executive’s rights pursuant to the Plan) at the time the restrictions on the Shares lapse.

9. In the event of any change in the outstanding shares of the Company by reason of any stock split, stock dividend, spin-off, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, distribution to shareholders other than a regular cash dividend, or other similar change in capitalization or event occurring after the Grant Date but while any Shares remain restricted that affects the value of the Shares, the number of Shares shall be adjusted by the Company to reflect the occurrence of such event.

10. In the event of a Change in Control (as defined in the Plan), any remaining restrictions applicable to the Shares shall immediately lapse.

11. The terms of this Agreement may be amended from time to time by the Committee in its sole discretion in any manner that it deems appropriate; provided, however, that no such amendment shall adversely affect in a material manner any right of Executive under this Agreement without Executive’s written consent.

12. Any action taken or decision made by the Company, the Board, or the Committee or its delegates arising out of or in connection with the construction, administration, interpretation or effect of the Plan or this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on Executive and all persons claiming under or through Executive. By accepting this grant of Shares or other benefit under the Plan, Executive and each person claiming under or through Executive shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

13. This grant of restricted Shares is discretionary, non-binding for future years and there is no promise or guarantee that such grants will be offered to the Executive in future years.

14. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to this Agreement, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

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